      EXHIBIT 23.1

Consent of Independent Accountants

May 13, 2003

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2003 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Golden Star Resources Ltd. for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants